SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $ 732,901.32
B Recoveries this period relating to Defaulted Recvbles $12,102.15 C Repossessions this period relating to Defaulted Receivabl$0.00
D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $73,863.19
E Interest earnings this period on Certificate Account
  balances                                            $21,542.29
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $39,349.24
G Investment Earnings on the cash collateral account depos
  deposit                                             $39,013.14

1 TOTAL REVENUES                                   $ 918,771.33

H Certificateholder Interest                         $ 465,085.63
I Defaulted Receivables this period                  $186,966.25
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $77,928.87
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $15,628.88
P Loan Fee on Loan                                     $2,107.27

2 TOTAL EXPENSES                                    $747,966.90

3 EXCESS SPREAD                                      $ 170,804.43
Q Pool Balance on first day of related Collection
  Period                                         $93,514,643.58


  EXCESS SPREAD PERCENTAGE                              2.19 %

  Three month average Excess Spread Percentage             1.34%
  Six month average Excess Spread Percentage               1.79%



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 CONTRACTS

 R # of contracts on first day of Collection Period      13,079
 S # scheduled pay off
 T # prepayment in full                                     360
 U Defaulted contracts                                        28

 4 # of contracts on last day of Collection Period       12,691


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $93,514,643.58
 W Scheduled principal received this period
 X Principal repayments received this period        $5,141,268.02
 Y Defaulted receivables this period                   $   142,659.74
 5 Pool Balance on last day of related Collection
 Period                                          $ 88,230,715.82

   OTHER DATA

 Weighted average original term of remaining contracts   57.98
 Weighted average remaining term of remaining contracts 28.54
 Weighted average APR of remaining contracts             9.73%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $ 86,342,191.76      97.86%           12,440
  30-59 days     $ 783,678.50        0 .89%               109
  60-89 days        322,781.30        0.37%                39
  90-119 days       170,090.53       0.19%                 25
 120-149 days       116,633.04       0.13%                12
 150-179 days       140,252.07       0.16%                22
 180+days           355,088.62        0.40%               44

 TOTAL        $ 88,230,715.82    100.00%          12,691